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                                  EXHIBIT 12.1

                     PROFESSIONAL VETERINARY PRODUCTS, LTD.

                Computation of Ratio of Earnings to Fixed Charges
           For the Nine Months Ended April 30, 1999 and April 30, 1998
                   and For the Five Years Ended July 31, 1998

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
------------------------------------------------------- --------------------------- ------------ ----------------------------
                                                            Fiscal Years Ended                          Third Quarter
                                                                                                            Ended
------------------------------ ------------ ----------- ------------- ------------- ------------ ------------- --------------
                                 July 31     July 31      July 31       July 31       July 31      April 30      April 30
                                  1994         1995         1996          1997         1998          1999          1998
------------------------------ ------------ ----------- ------------- ------------- ------------ ------------- --------------

Earnings:
------------------------------ ------------ ----------- ------------- ------------- ------------ ------------- --------------
1)  Income before                 $145,840     101,786        74,006        76,766      174,983       986,514      1,518,771
     income taxes
------------------------------ ------------ ----------- ------------- ------------- ------------ ------------- --------------
2)  Plus interest                   47,286     105,631       148,291       208,407      244,111       223,178        204,085
     expense
------------------------------ ------------ ----------- ------------- ------------- ------------ ------------- --------------
3) Earnings available              193,126     207,417       222,297       285,173      419,094     1,209,692      1,722,856
    for fixed charges
------------------------------ ------------ ----------- ------------- ------------- ------------ ------------- --------------
Fixed charges:
------------------------------ ------------ ----------- ------------- ------------- ------------ ------------- --------------
4)  Interest expense                47,286     105,631       148,291       208,407      244,111       223,178        204,085
------------------------------ ------------ ----------- ------------- ------------- ------------ ------------- --------------
Ratio  of  earnings  to fixed        4.08x       1.96x         1.50x         1.37x        1.72x         5.42x          8.44x
charges
------------------------------ ------------ ----------- ------------- ------------- ------------ ------------- --------------
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